As filed with the Securities and Exchange Commission on August 25, 2006
Registration No.  333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

QUANTUM CORPORATION
(Exact name of issuer as specified in its charter)

DELAWARE		94-2665054
(State of incorporation)		(I.R.S. Employer Identification Number)
1650 Technology Drive, Suite 700 San Jose, California 95110
(Address of principal executive offices)

1993 Long-Term Incentive Plan
Advanced Digital Information Corporation 1996 Stock Option Plan
1997 Stock Option Plan Of Pathlight Technology, Inc.
Advanced Digital Information Corporation Amended And Restated 1999 Stock Incentive Compensation Plan
Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan

(Full title of the plan(s))

Shawn D. Hall Vice President, General Counsel and Secretary Quantum Corporation 1650 Technology Drive, Suite 700 San Jose, California 95110
(Name and address of agent for service)
(408) 944-4000
(Telephone number, including area code, of agent for service)

Copy to:
Steven E. Bochner, Esq. WILSON SONSINI GOODRICH & ROSATI Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
DSS Common Stock, par value $0.01 per share, issuable under the 1993 Long-Term Incentive Plan	7,553,623 shares (3)	$2.06 (4)	$15,560,463.38 (4)	$1,664.97 (4)
DSS Common Stock, par value $0.01 per share, issuable under the Advanced Digital Information Corporation 1996 Stock Option Plan	41,082 shares	$1.10 (5)	$45,190.20 (5)	$4.84 (5)
DSS Common Stock, par value $0.01 per share, issuable under the 1997 Stock Option Plan of Pathlight Technology, Inc	96,888 shares	$0.31 (5)	$30,035.28 (5)	$3.21 (5)
DSS Common Stock, par value $0.01 per share, issuable under the Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan	13,981,146 shares	$1.57 (5)	$21,950,399.22 (5)	$2,348.69 (5)
DSS Common Stock, par value $0.01 per share, issuable under the Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan	597,558 shares	$1.41 (5)	$842,556.78 (5)	$90.15 (5)
Total:	22,270,297 shares		$38,428,644.86	$4,111.87

(1)   Each share of DSS Common Stock includes a right to purchase one one-thousandth of a share of Series B Participating Preferred Stock.
(2)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s DSS Common Stock that become issuable pursuant to the 1993 Long-Term Incentive Plan and the stock options assumed by the Registrant under the Advanced Digital Information Corporation 1996 Stock Option Plan, 1997 Stock Option Plan of Pathlight Technology, Inc., Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan and Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan (colletively, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of DSS Common Stock.
(3)   Represents shares of DSS Common Stock that have become available for issuance under the replenishment feature of the 1993 Long-Term Incentive Plan, as amended.
(4)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $2.06 per share, the average of the high and low prices per share of the Registrant’s DSS Common Stock on August 24, 2006, as reported on the New York Stock Exchange.
(5)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The proposed maximum offering price per share is based on the weighted-average per share exercise price (rounded to the nearest cent) of the stock options assumed by the Registrant under the Plan.

QUANTUM CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") (Quantum Corporation is sometimes referred to herein as the "Company"):

(a)   The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on June 12, 2006;

(b)   The Company’s Current Reports on Form 8-K filed with the Commission on May 2, 2006, May 5, 2006, May 9, 2006, July 6, 2006, July 25, 2006, July 26, 2006 and August 17, 2006;

(c)   The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the Commission pursuant to Section 13 of the Exchange Act on August 7, 2006;

(d)   The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 21, 1999 pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           Description of Securities.

Inapplicable.

ITEM 5.           Interests of Named Experts and Counsel.

Inapplicable.

ITEM 6.           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.  The Company’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of the Company’s directors to the Company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.  The Company's Bylaws, as amended, provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.           Exemption from Registration Claimed.

Inapplicable.

ITEM 8.           Exhibits.

Exhibit Number	Description
4.1

1993 Long-Term Incentive Plan (as amended and
restated effective February 27, 2006), which appears as Exhibit
10.2 to the Company’s Form 8-K, filed with the Commission on
March 3, 2006, which exhibit is incorporated herein by reference

4.2	Advanced Digital Information Corporation 1996 Stock Option Plan
4.3	1997 Stock Option Plan of Pathlight Technology, Inc.
4.4	Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan
4.5	Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan
5.1	Opinion regarding legality of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (see page II-6)

ITEM 9.           Undertakings.

A.        The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise,  the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of August, 2006.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Belluzzo and Shawn D. Hall, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard E. Belluzzo (Richard E. Belluzzo)	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 25, 2006

/s/Jon W. Gacek (Jon W. Gacek)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2006

/s/ Michael A. Brown (Michael A. Brown)	Director	August 25, 2006

/s/ Thomas S. Buchsbaum (Thomas S. Buchsbaum)	Director	August 25, 2006

/s/ Alan L. Earhart (Alan L. Earhart)	Director	August 25, 2006

/s/ Edward M. Esber, Jr. (Edward M. Esber, Jr.)	Director	August 25, 2006

/s/ Elizabeth A. Fetter (Elizabeth A. Fetter)	Director	August 25, 2006

/s/ John M. Partridge (John M. Partridge)	Director	August 25, 2006

/s/ Steven C. Wheelwright (Steven C. Wheelwright)	Director	August 25, 2006

II-6

INDEX TO EXHIBITS

Exhibit Number	Description
4.1

1993 Long-Term Incentive Plan (as amended and
restated effective February 27, 2006), which appears as Exhibit 10.2 to the Company’s Form 8-K, filed with the Commission on March 3, 2006, which exhibit is incorporated herein by reference

4.2	Advanced Digital Information Corporation 1996 Stock Option Plan
4.3	1997 Stock Option Plan of Pathlight Technology, Inc.
4.4	Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan
4.5	Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan
5.1	Opinion regarding legality of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (see Page II-6 of Registration Statement)